Exhibit 99.1

      Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with asterisks (*****) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Dear Board Members,

Unfortunately, after the Board of Directors last meeting, I am positive that I cannot work with, nor trust, the Board of Directors of IGI, Inc. as presently constituted.

Given the Board's actions of the last three weeks, I have decided to not be involved with this company in the present set up, in any capacity.

***** I resign effective immediately from the Board of Directors.

Thank you.

Sincerely,
Rajiv Mathur

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